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                                                                   Exhibit 10.46



                                PLEDGE AGREEMENT

                  PLEDGE AGREEMENT dated as of July 31, 2002 (this "Agreement"), by EDISON SCHOOLS INC. ("Pledgor") in favor of SCHOOL SERVICES LLC ("Pledgee").


                  WHEREAS, the parties hereto have entered into that certain Credit and Security Agreement dated as of even date herewith among Pledgor, as borrower, Pledgee, as lender, 110th and 5th Associates, LLC, as a guarantor, and Bayard Rustin Charter School, LLC, as a guarantor (as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time, the "Credit Agreement");


                  WHEREAS, Pledgor has requested Pledgee to make certain revolving loans and a term loan to Pledgor under the Credit Agreement, and Pledgee is prepared to make such loans upon the terms and subject to the conditions of the Credit Agreement;


                  WHEREAS, it is a condition, among others, to the obligations of Pledgee to make extensions of credit to Pledgor under the Credit Agreement that the parties enter into this Agreement; and

                  WHEREAS, Pledgee has requested, and Pledgor has agreed to provide, collateral security for the performance of Pledgor's obligations under the Credit Agreement;


                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


         Section 1. Defined Terms. Except where otherwise specifically provided, all capitalized terms which are not defined herein but which are defined in the Credit Agreement are used herein as so defined.

         Section 2. Grant of Security Interest. As collateral security for (a) the prompt and complete payment and performance when due of Pledgor's obligations under the Credit Agreement (collectively, the "Secured Obligations") and (b) all costs and expenses incurred by Pledgee in connection with the enforcement of Pledgee's rights against the Pledgor under the Facility Documents, Pledgor hereby assigns, transfers, pledges and grants to Pledgee a security interest in and to all of its right, title and interest in, to and under (all of such property being hereinafter collectively referred to as the "Collateral"):

                  (i) distributions of profits and income of Edison Receivables Company LLC, a Delaware limited liability company ("ERC"), (ii) capital distributions from ERC, (iii) distributions of cash flow by ERC, (iv) property of ERC to which Pledgor now or in the future may be entitled with respect to the Pledgor's membership interest in ERC, (v) other claims which Pledgor now has or may in the future acquire against ERC and its property with respect to the Pledgor's membership interest in ERC, (vi) proceeds of any liquidation upon the dissolution of the ERC and winding up of its affairs, (vii) general
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         intangibles for money due or to become due (as described in Section
         9-406 of the UCC) from ERC with respect to the Pledgor's membership interest in ERC, (viii) all certificates, instruments, or other writings representing or evidencing any of the foregoing or any portion thereof, and (ix) other rights of Pledgor to receive any proceeds, distributions or other payments of any kind whatsoever from or in respect of Pledgor's membership interest in ERC, provided, that, in no event shall Pledgee have any interest in any amounts owing, paid, or to be paid by ERC to Pledgor as the purchase price for any receivables and the related rights thereto in connection with any Permitted ERC Financing (all of the foregoing being collectively referred to as the "Pledged LLC Interest").

         Section 3. Certain Understandings of the Parties.

              (a) The parties acknowledge and agree that the Pledged LLC Interest constitutes general intangibles (as defined in Section 9-102(a)(42) of the UCC); and (ii) the Pledgor represents and warrants that (1) neither the Pledged LLC Interest nor any portion thereof is or will be traded in and/or dealt in on securities exchanges or securities markets, (2) neither the Pledged LLC Interest nor the Articles of Organization of ERC will provide that the Pledged LLC Interest constitutes securities governed by the UCC, (3) the Pledged LLC Interest is not and will not be investment company securities within the meaning of Section 8-103 of the UCC, and (4) the Pledged LLC Interest is not held in a securities account by the Pledgor.

              (b) To better assure the perfection of the security interest of the Pledgee in the Pledged LLC Interest, concurrently with the execution and delivery of this Agreement, the Pledgor shall send written instructions in the form of Exhibit A hereto to ERC, and shall cause ERC to, and ERC shall, deliver to the Pledgor the Confirmation Statement and Instruction Agreement in the form of Exhibit B hereto pursuant to which ERC will confirm that it has registered the pledge effected by this Agreement on its books and agrees to comply with the instructions of Pledgee in respect of the Pledged LLC Interest without further consent of the Pledgor or any other Person.

         Section 4. Representations, Warranties and Covenants of Pledgor - General. Pledgor hereby represents, warrants and covenants as follows:

              (a) Pledgor (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, and
(ii) has filed or caused to be filed all federal and state tax returns which are required to be filed and has paid or caused to be paid all amounts of taxes required to be paid by it, except for such taxes (x) as are being contested in good faith by proper proceedings and (y) against which adequate reserves shall have been established in accordance with and to the extent required by GAAP.

              (b) The execution, delivery and performance by the Pledgor of this Agreement will not contravene or constitute a default under any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Pledgor, the Amended and Restated Limited Liability Operating Agreement of ERC dated as of October 24, 2001, as amended by that certain

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Amendment dated July 31, 2002 (as amended, the "LLC Agreement") or any material agreement to which the Pledgor or ERC is a party or by which any property of either of them is bound, and will not result in the creation or imposition of any Lien on any of the Collateral pursuant to any requirement of law or contractual obligation except for (i) the Liens created pursuant to this Agreement, and (ii) Liens (x) securing taxes, assessments, governmental charges or levies not yet delinquent or the payment of which is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been established in accordance with GAAP and which do not, singly or in the aggregate, adversely affect in any material respect the Collateral or the Pledgor's ownership interest therein, and (y) arising by operation of law securing any amount not yet delinquent or the payment of which is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been established in accordance with GAAP and which do not, singly or in the aggregate, adversely affect in any material respect the Collateral or the Pledgee's ownership interest therein (the Liens described in the foregoing clauses (i) through (ii) collectively, the "Permitted Liens").

              (c) Pledgor acknowledges that UCC financing statements have been or will be filed in connection with the perfection of the security interest granted hereby. Pledgor understands that Pledgee has relied on Pledgor's representations set forth in the Credit Agreement and the Officer's Certificate delivered in connection therewith as to jurisdiction of organization, location of chief executive offices, name, and transactions involving merger in order to conduct appropriate UCC financing statement searches with respect to the Pledgor. Pledgor covenants and agrees that Pledgor will not change its name, identity or corporate structure at any time during the term of this Agreement in any way that would make any financing statement or continuation statement filed in connection with this Agreement seriously misleading within the meaning of
Section 9-506, 9-507 or 9-508 of the UCC unless it shall have given the Pledgee at least 30 days' prior written notice thereof and causes such financing statements or continuation statement to be amended or a new financing statement to be filed. The Pledgor shall give the Pledgee 15 days' prior written notice of any relocation of its chief executive office or jurisdiction of incorporation.

              (d) This Agreement is the valid and binding obligation of Pledgor, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy and other similar laws affecting creditors' rights generally.

              (e) No consent or authorization of, filing with, or other act by any governmental authority and no consent of any other person or entity is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement that has not already been obtained.

              (f) Except as expressly provided for in the Credit Agreement or herein, Pledgor shall not sell, assign, transfer, pledge or otherwise dispose of any portion of the Collateral, or contract to do so without the written consent of the Pledgee.

              (g) Pledgor will advise Pledgee promptly, in reasonable detail, of
(i) any Lien on, or claim asserted against, any portion of the Collateral, other than Permitted Liens, and (ii) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the value of the Collateral or on the Liens created hereunder.

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              (h) Pledgor will not take or omit to take any action, the taking or the omission of which would result in an alteration or impairment of the Collateral or the security of this Agreement.

              Section 5. Representations, Warranties and Covenants of Pledgor - Pledged LLC Interest. Pledgor hereby represents, warrants and covenants as follows:

              (a) ERC (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all company powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, and
(ii) has filed or caused to be filed all federal and state tax returns which are required to be filed and has paid or caused to be paid all amounts of taxes required to be paid by it, except for such taxes (x) as are being contested in good faith by proper proceedings and (y) against which adequate reserves shall have been established in accordance with and to the extent required by GAAP.

              (b) Pledgor is the sole member of ERC.

              (c) As of the date hereof, Dean A. Christiansen, Lord SPV, is the sole Independent Manager (as defined in the LLC Agreement) of ERC, and Christopher D. Cerf and Peter T. Levine are the only Managers (as defined in the LLC Agreement) of ERC.

              (d) Pledgor owns the Pledged LLC Interest free and clear of any Liens, other than Permitted Liens.

              (e) Pledgee has and shall have a valid, enforceable and perfected first priority Lien on the Pledged LLC Interest and the proceeds thereof. No security agreement, financing statement or other public notice with respect to all or any part of the Pledged LLC Interest is on file or of record in any public office, except as may be filed pursuant to the terms of this Agreement.

              (f) Pledgor's membership interest in ERC has been duly authorized, validly issued and is fully paid and non-assessable. Pledgor has paid in full its capital contribution to ERC as recorded on the books and records of ERC, and, except as set forth in the Merrill Loan Agreement, Pledgor is not required to contribute any additional amounts to the capital of ERC.

              (g) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Pledgor, threatened by or against ERC or against any of its properties or assets.

              (h) Pledgor will not create, incur or permit to exist, will defend the Pledged LLC Interest against, and will take such other action as is necessary to remove, any Lien or claim on or to the Pledged LLC Interest, other than the Lien created by this Agreement and any other Permitted Liens, and will defend the right, title and interest of the Pledgee in, to and under the Pledged LLC Interest against the claims and demands of all persons whomsoever.

              (i) The LLC Agreement does not and will not prohibit, restrict or otherwise interfere with Pledgee's rights under this Agreement, including, but not limited to Pledgee's right, in the event of a default by Pledgor, under
Section 6 of this Agreement, to receive and

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retain as additional collateral all distributions and interest in respect of the
Pledged LLC Interests.

              (j) Pledgor will not cause or permit ERC to violate the terms of the LLC Agreement. Except as provided in the Merrill Loan Agreement, the Purchase and Contribution Agreement, and with respect to any Permitted ERC Financing, Pledgor will not cause or permit ERC to (i) acquire any assets, (ii) transfer or dispose of all or any portion of any asset (including by license, lease, participation or encumbrance of any kind), (iii) incur any indebtedness,
(iv) issue any guarantees, or (v) otherwise incur or contract to incur any obligation of any kind whatsoever.

         Section 6. Default; Remedies.

              (a) If Pledgor fails to perform any of the Secured Obligations in accordance with their terms, (i) the Pledgee may exercise, in addition to all other rights and remedies granted to it in the Credit Agreement and this Agreement, all rights and remedies of a secured party under the applicable UCC, and (ii) Pledgor shall pay Pledgee's costs of collection, including the reasonable fees and expenses of counsel, and the obligation to pay such costs shall constitute an additional obligation secured by the Collateral.

              (b) If any notice of a proposed sale or other disposition of the Pledged LLC Interest shall be required by Law, such notice shall be deemed reasonable and proper if given as provided herein at least 10 Business Days before such sale or other disposition.

         Section 7. Miscellaneous.

              (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The parties hereto hereby submit to the nonexclusive jurisdiction of the courts of the State of New York and the courts of the United States located in the State of New York for the purpose of adjudicating any claim or controversy arising under this Agreement, and for such purpose, to the extent they may lawfully do so, waive any objection which they may now or hereafter have to such jurisdiction or to venue therein and any claim of inconvenient forum with respect thereto. Nothing in this
Section 7(a) shall affect the right of Pledgee (or its assignee) to bring any action or proceeding against the Pledgor in the courts of other jurisdictions. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM ESTABLISHED BY THIS AGREEMENT OR ANY OTHER CONTRACT, INSTRUMENT, DOCUMENT OR AGREEMENT ENTERED IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OTHER PERSON.

              (b) All notices, requests, consents and demands hereunder shall be in writing and shall together with any payments be personally delivered or sent postage prepaid to the intended

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party at the address set forth below or such other address as a party may specify by written notice to the other party:

         If to Pledgor:

         Edison Schools Inc.
         521 Fifth Avenue, 11th Floor
         New York, New York 10175
         Attention: General Counsel
         Telephone: (212) 419-1600
         Telecopy:   (212) 419-1705

         with a copy to:

         Coudert Brothers LLP
         114 Avenue of the Americas
         New York, New York 10036
         Attention:  Joseph D. Farrell, Esq.
         Telephone:  (212) 626-4489
         Telecopy:    (212) 626-4120

         If to Pledgee:

         School Services LLC
         c/o Leeds  Weld & Co.
         660 Madison Avenue - 15th Floor
         New York, New York 10021
         Attention: Jeffrey T. Leeds
         Telephone:  (212) 835-2002
         Telecopy:    (212) 835-2020

         with a copy to:

         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, New York 10017
         Attention: Gary Horowitz, Esq.
         Telephone: (212) 455-7113
         Telecopy: (212) 455-2502

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              (c) The date or mailing of a notice or other statement shall be deemed the date the notice is given or statement rendered.

              (d) The terms of this Agreement may be waived, altered or amended only in writing signed by the parties hereto.

              (e) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that the Pledgor may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Pledgee. Subject to the provisions of the Credit Agreement, no provision of this Agreement shall in any manner restrict the ability of the Pledgee to assign, participate, grant security interests in, or otherwise transfer all or any portion of the Pledgee's interest in this Agreement and the Collateral.

              (f) This Agreement may be executed in counterparts, which together shall constitute one and the same instrument.

              (g) No delay or failure by the Pledgee in the exercise of any right or remedies shall constitute a waiver thereof, and no single or partial exercise by the Pledgee of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

              (h) The invalidity or unenforceability of any provision(s) of this Agreement shall not affect any other provision hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

              (i) All representations and warranties of Pledgor contained in this Agreement shall be true and correct at the time of execution of this Agreement and until this Agreement terminates.

              (j) This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements or understandings, oral or written, with respect to the subject matter hereof.

              (k) When the obligations secured hereby are paid in full or released in writing by the Pledgee (or its assignees), this Agreement shall terminate.

              (l) The Pledgor shall, upon the request of the Pledgee, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within a reasonable period following such request, further information, instruments or documentation and take such further action as may reasonably be requested by Pledgee to effectuate the intention, performance and provisions of this Agreement.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on the date first above written.


                                                   EDISON SCHOOLS INC.

                                                   By:  /s/ David Graff
                                                        ------------------------
                                                   Name:   David Graff
                                                   Title:  Senior Vice President
                                                           and General Counsel


                                                   SCHOOL SERVICES LLC


                                                   By:  /s/ Robert Bernstein
                                                        ------------------------
                                                   Name:   Robert Bernstein
                                                   Title:  Treasurer

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                                                                       EXHIBIT A


                            FORM OF NOTICE OF PLEDGE

Dated:          , 2002
       -------

To: Edison Receivables Company LLC (the "LLC")
    [Address]

Dear Sirs:

                  In accordance with the requirements of that certain Pledge Agreement dated as of July 31, 2002 (as amended, supplemented and otherwise modified from time to time, the "Pledge Agreement") between Edison Schools Inc., as pledgor (the "Pledgor") and School Services LLC, (the "Pledgee") (defined terms used herein as therein defined), you are hereby instructed, notwithstanding your and our understanding that the Pledged LLC Interest is not a security under the UCC, as a precaution in the event that such interest was nevertheless held to be a security, to mark all appropriate books and records of the LLC to evidence the pledge of the Pledged LLC Interest in favor of School Services LLC.

                  You are hereby further authorized and instructed to execute and deliver to the Pledgee a Confirmation Statement and Instruction Agreement, substantially in the form of Exhibit B to the Pledge Agreement and, to the extent provided more fully therein, to comply with the instructions of the Pledgee in respect of the Pledged LLC Interest without further consent of, or notice to, the undersigned. The Pledged LLC Interests do not include any rights to vote as a member of the LLC. Notwithstanding the foregoing, the Pledgor will be entitled to receive payment for the Pledged LLC Interests until such time as you receive conflicting instructions from Pledgee.

                                                    Very truly yours,

                                                     EDISON SCHOOLS INC.

                                                     By:
                                                         -----------------------
                                                         Name:
                                                         Title:

Acknowledged:

SCHOOL SERVICES LLC

By:
   --------------------------
Name:
Title:
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                                                                       EXHIBIT B


            FORM OF CONFIRMATION STATEMENT AND INSTRUCTION AGREEMENT

Dated:   ____________, 2002

To:      School Services LLC.

Pursuant to the requirements of that certain Pledge Agreement dated as of July 31, 2002 (as amended, supplemented or otherwise modified from time to time, the "Pledge Agreement"), between School Services LLC as pledgee (the "Pledgee") and Edison Schools Inc. a Delaware corporation (the "Pledgor") (defined terms used herein as therein defined), this Confirmation Statement and Instruction Agreement relates to the Pledged LLC Interest in the undersigned Edison Receivables Company LLC (the "LLC").

The Pledged LLC Interest is not (i) comprised of "investment company securities" (within the meaning of Section 8-103 of the UCC), (ii) dealt in or traded on securities exchanges or in securities markets, or (iii) held in a securities account by the Pledgor. No term of any Pledged LLC Interest provides that it is a "security" (within the meaning of Sections 8-102(a)(15) and 8-103 of the UCC).

Nevertheless, in the event that the Pledged LLC Interest should be determined to be "securities" (within the meaning of Sections 8-102(a)(15) and 8-103 of the UCC), for purposes of perfecting the security interest of the Pledgee therein, the LLC agrees as follows:

On the date hereof, the registered owner of 100% of Edison Receivables Company LLC is: Edison Schools Inc.

The registered pledgee of the Pledged Interests is:  School Services LLC

There are no liens of the LLC on the Pledged LLC Interest or any adverse claims thereto for which the LLC has a duty under Section 8-403 of the UCC. The LLC has by book-entry registered the Pledged LLC Interest in the name of the registered pledgee on or before the date hereof. No other pledge is currently registered on the books and records of the LLC with respect to the Pledged LLC Interest.

The LLC agrees to: (i) comply with the instructions of the Pledgee, as registered pledgee, without any further consent from the Pledgor or any other Person, in respect of the Pledged LLC Interest; and (ii) disregard any request made by the Pledgor or any other Person which contravenes the instructions of the Pledgee with respect to the Pledged LLC Interest.

Edison Receivables Company LLC

By:_________________________
Name:
Title: